                         PLEDGE INTERCREDITOR AGREEMENT

            PLEDGE INTERCREDITOR AGREEMENT ("Agreement"), dated as of August 13, 1999, among the Secured Parties (as defined below) and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, as collateral agent (the "Collateral Agent") for the Secured Parties.

                                   RECITALS:

            A. Reference is made to (i) the Credit Agreement, dated as of August 13, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, including any refinancing, refunding, replacement or extension thereof or a portion thereof and whether by the Lenders (as hereinafter defined) or any other lender or group of lenders, the "Credit Agreement"), among Republic Technologies International, LLC, a Delaware limited liability company (the "Company"), the financial institutions party thereto as lenders (the "Lenders"), BankBoston, N.A., as an agent for the Lenders (in such capacity, the "Administrative Agent"; together with the Lenders, the "Credit Agreement Parties"), and (ii) the Indenture, dated as of August, 13 1999 (as amended or modified from time to time, the "Indenture"), among United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as trustee (in such capacity, the "Indenture Trustee") for the holders of the Senior Notes (as defined below) from time to time (the "Senior Note Holders"), the Company and RTI Capital Corp., a Delaware corporation, as issuers (the "Issuers"), and the Guarantors party thereto.

            B. The Lenders have agreed to make Revolving Credit Loans (as defined in the Credit Agreement and which term will include any loans, revolving, term or otherwise, made under the Credit Agreement) to, and issue Letters of Credit (as defined in the Credit Agreement) for the account of, the Borrower in an aggregate principal amount of up to $425,000,000 upon the terms and subject to the conditions specified in the Credit Agreement. Pursuant to the Indenture, the Issuers are issuing $425,000,000 aggregate principal amount of their 133/4% Senior Secured Notes due 2009 (together with any substantially identical notes of the Issuers issued in exchange therefor in accordance with the Indenture, the "Senior Notes").

            C. Pursuant to the Credit Agreement and the Indenture, the Issuers, Republic Technologies International Holdings, LLC (the "Parent Guarantor") and the Guarantors are entering into the Master Pledge Agreement, dated as of the date hereof (the "Master Pledge Agreement"), under which they are granting to the Collateral Agent a lien on and security interest in the Collateral (as defined therein) to secure the Obligations (as defined below).

            D. To induce the Senior Note Holders to purchase the Senior Notes, the Administrative Agent, on behalf of itself and each of the Credit Agreement Parties, is willing to enter into this Agreement. To induce each Lender to extend credit to the Company pursuant to the Credit Agreement, the Indenture Trustee, on behalf of itself and each of the Senior Note Holders, is willing to enter into this Agreement.

            E. Each of the Secured Parties desires to provide for their respective rights in respect of the Collateral and certain collections from the Issuers and the Guarantors and to make certain other commitments and undertakings in connection with the Senior Credit Documents, the obligations incurred by the Parent Guarantor, the Issuers and the Subsidiaries of the Company under such agreements and the rights of the Secured Parties under such agreements.

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                                      -2-


                                   AGREEMENT:

            Accordingly, each of the Secured Parties and the Collateral Agent hereby agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definition of Terms Used Herein. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, the Indenture and the Master Pledge Agreement, as appropriate. All references to specific Sections in the Credit Agreement shall be deemed to also be references to the parallel provision of any other credit agreement included within the definition of "Credit Agreement."

            SECTION 1.02. Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the meanings set forth below:

            "Availability" shall have the meaning assigned to such term in the Credit Agreement.

            "Business Day" shall mean any day (other than a day that is a Saturday, a Sunday or a legal holiday in the State of New York) on which banks are open for business in New York City.

            "Collateral" shall have the meaning given such term in the Master Pledge Agreement.

            "Collateral Accounts" shall have the meaning set forth in Section 4.01.

            "Credit Agreement Collateral Account" shall have the meaning set forth in Section 4.01.

            "Enforcement" shall mean the exercise of rights and remedies under
Article IV of the Master Pledge Agreement and shall include all aspects of and decisions or determinations required in connection with the management, performance and enforcement of such right and remedies and the rights and remedies described in Section 2.04(ii) and 2.04(iii) of the Master Pledge Agreement.

            "Enforcement Notice" shall mean a written notice delivered by any Secured Party to the Collateral Agent and the other Secured Parties, stating that an Event of Default (as defined in the Master Pledge Agreement) has occurred and that the Secured Party delivering such notice intends to realize upon its security interest in the Collateral. An Enforcement Notice shall be deemed to have been given when the Enforcement Notice has been sent to the Collateral Agent and the other Secured Parties by certified U.S. mail, return receipt requested, and to have been rescinded when the Collateral Agent and the other Secured Parties have received satisfactory evidence that such Event of Default has been cured or when such Event of Default has been effectively waived for purposes of this Agreement. An Enforcement Notice shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

            "Guarantee Agreements" shall mean the "Guaranties" as defined in the Credit Agreement and the Indenture.

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                                      -3-


            "Indemnitees" shall have the meaning set forth in Section 5.05.

            "Lead Secured Party" shall have the meaning set forth in Section 3.02(b).

            "Letter of Credit Collateral Account" shall have the meaning set forth in Section 4.01.

            "L/C Parties" shall mean the Lenders that hold participations in Letters of Credit.

            "Majority Secured Party" shall mean, as of the date the Collateral Agent receives any Enforcement Notice, the Secured Party that represents the holders of at least a majority of the Voting Obligations.

            "Minority Secured Party" shall mean, as of the date of the Collateral Agent receives any Enforcement Notice, the Secured Party that represents the holders of a minority of the Voting Obligations.

            "Obligations" shall have the meaning given such term in the Master Pledge Agreement.

            "Outstanding Credit Agreement Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the Revolving Credit Loans at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (ii) any Unfunded L/C Exposure, (iii) the aggregate amount of all Letters of Credit not yet reimbursed to the L/C Parties and accrued and unpaid interest thereon at such time, (iv) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Credit Agreement Parties or any of them under the Credit Agreement, the Security Documents and the Guarantees, including fees, costs, expenses, indemnities and premiums, if any and (v) the aggregate amount of all monetary obligations of the Pledgors under all Rate Protection Agreements entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into.

            "Outstanding Obligations" shall mean, at any time, the sum of (i) the Outstanding Credit Agreement Obligations at such time and (ii) the Outstanding Senior Note Obligations at such time.

            "Outstanding Senior Note Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the outstanding Senior Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Senior Note Creditors or any of them under the Indenture, the Security Documents and Guarantees, including fees, costs, expenses, indemnities and premiums, if any.

            "Permitted Investments" shall mean (i) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's,

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                                      -4-


or A-1 (or higher) according to S&P; (v) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by an state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (vi) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above; and (vii) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Issuers and the Guarantors, on a consolidated basis, as of the end of the Company's most recently completed fiscal year.

            "Reimbursement Obligations" shall have the meaning set forth in
Section 4.01.

            "Required Lenders" shall mean the "Majority Banks" (as such term is defined in the Credit Agreement).

            "Required Secured Parties" shall mean the holders of Voting Obligations representing at least a majority of the Voting Obligations.

            "Secured Parties" shall mean the Administrative Agent, on behalf of the Credit Agreement Parties, and the Indenture Trustee, on behalf of the Senior Note Creditors, and their respective successors and permitted assigns under the Credit Agreement or the Indenture, as the case may be.

            "Senior Credit Documents" shall mean the Credit Agreement, the Indenture and the Support Documents.

            "Senior Note Collateral Account" shall have the meaning set forth in
Section 4.01.

            "Senior Note Creditors" shall mean the Senior Note Holders and the Indenture Trustee.

            "Support Documents" shall mean the Master Pledge Agreement and the Guarantee Agreements.

            "Unfunded L/C Exposure" shall mean, at any time, the aggregate undrawn amount of all outstanding Letters of Credit at such time.

            "Voting Actions" shall mean all amendments and modifications to, and waivers of any provisions of, and consents granted under this Agreement and the Master Pledge Agreement.

            "Voting Credit Agreement Obligations" shall mean, at any time (without duplication), (i) the aggregate principal amount of the Revolving Credit Loans outstanding at such time, (ii) the Unfunded L/C Exposure at such time, (iii) the aggregate amount of unreimbursed disbursements under Letters of Credit ("L/C Disbursements") and (iv) the aggregate principal amount of funds available to the Company under the Credit Agreement at such time; provided, however, that the amount referred to in clause (iv) above shall not include any portion of such available amount that is not made available to the Company by the Lenders as a result of a failure of a condition to borrowing under the Credit Agreement, except to the extent such failure is waived by the Lenders.

            "Voting Obligations" shall mean the Voting Credit Agreement Obligations and the Voting Senior Note Obligations.

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                                      -5-


            "Voting Senior Note Obligations" shall mean, at any time, the aggregate principal amount of the outstanding Senior Notes at such time.

            SECTION 1.03. Terms Generally. The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                 ACTS OF SECURED PARTIES; AMOUNTS OF OBLIGATIONS

            SECTION 2.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Parties or any portion thereof (including the Required Secured Parties and the Lead Secured Party, as applicable) may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by or on behalf of such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Party if such Act purports to be taken by or on behalf of such Secured Party, and nothing in this Section 2.01 or elsewhere in this Agreement shall be construed to require any Secured Party to demonstrate that it has been authorized to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Party.

            SECTION 2.02. Determination of Amounts of Obligations. (a) Whenever the Collateral Agent is required to determine the existence or amount of any of the Outstanding Obligations or Voting Obligations or any portion thereof or the existence of any Event of Default for any purposes of this Agreement, it shall be entitled to make such determination on the basis of one or more certificates of the Indenture Trustee (with respect to the Obligations owed to the Senior Note Creditors) or the Administrative Agent (with respect to the Obligations owed to the Credit Agreement Parties); provided, however, that if, notwithstanding the request of the Collateral Agent, the Indenture Trustee or the Administrative Agent, as applicable, shall fail or refuse within five Business Days of such request to certify as to the existence or amount of any Outstanding Obligations or Voting Obligations or any portion thereof owed to the Senior Note Creditors or the Credit Agreement Parties, respectively, or the existence of any Event of Default, the Collateral Agent shall be entitled to determine such existence or amount by such reasonable method as the Collateral Agent may, in its sole discretion, determine; provided, further, that, promptly following determination of any such existence or amount, the Collateral Agent shall notify the Indenture Trustee or the Administrative Agent, as applicable, of such determination and thereafter shall correct any error that the Indenture Trustee or the Administrative Agent, as applicable, brings to the attention of the Collateral Agent. Upon any request of the Collateral Agent, the Company shall, and by countersigning this Agreement the Company agrees to, as promptly as practicable furnish a certificate to the Collateral Agent as to the existence or amount of any Outstanding Obligation or Voting Obligation or as to the existence of any Event of Default. For all purposes of this Agreement, to the extent any Outstanding Obligation has been taken into account for purposes of determining the amount to which any Secured Party is entitled in any distribution

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                                      -6-


hereunder, any guarantee of such Outstanding Obligation that is itself an Outstanding Obligation shall not be taken into account for such purpose.

            (b) Notwithstanding the foregoing provisions, each of the Administrative Agent and the Indenture Trustee agrees to provide to the Collateral Agent such information, reasonably available to the Administrative Agent or the Indenture Trustee, as the case may be, as the Collateral Agent may reasonably request for purposes of determinations to be made under this Agreement, including information with respect to Outstanding Obligations, Voting Obligations and matters provided for in Article IV.

            SECTION 2.03. Restrictions on Actions. Each Secured Party agrees that, as long as any Outstanding Obligations exist, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise any Enforcement under or with respect to the Master Pledge Agreement. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement:

            (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Master Pledge Agreement, except for delivering notices hereunder; and

            (b) refrain from exercising any rights or remedies under the Master Pledge Agreement that may be exercisable as a result of an Event of Default;

provided, however, that the foregoing shall not prevent (i) any Secured Party from imposing a default rate of interest in accordance with the Credit Agreement or the Indenture, as applicable, (ii) any Secured Party from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, (iii) any Secured Party from exercising its rights and remedies as a general creditor in accordance with the Senior Credit Documents and applicable law, including the right to commence legal proceedings to collect any Outstanding Obligation due and payable to such Secured Party and remaining unpaid, to obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor, or (iv) any Secured Party as a secured creditor from taking or filing any action or exercising any rights or remedies with respect to any collateral (other than the Pledged Securities of any Pledgor or Person whose equity interests are pledged as collateral security under the Master Pledge Agreement).

                                   ARTICLE III

                           DUTIES OF COLLATERAL AGENT

            SECTION 3.01. Notices to Secured Parties. The Collateral Agent shall promptly notify the Indenture Trustee and the Administrative Agent in the event it shall receive any Enforcement Notice, or certificate rescinding an Enforcement Notice or any request by any party hereto or by the Issuers, the Parent Guarantor or the Guarantors for any consent, waiver or amendment with respect hereto or the Master Pledge Agreement.

            SECTION 3.02. Actions Under Master Pledge Agreement. (a) The Collateral Agent shall not take any action under this Agreement or the Master Pledge Agreement except for the performance of such duties as are specifically set forth herein or therein.

            (b) Upon the occurrence and during the continuance of an Event of Default under the applicable Senior Credit Documents, each Secured Party shall have the non-exclusive right to deliver an Enforcement Notice to the other Secured Party and the Collateral Agent. For a period of 45 days after delivery of such En-

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                                      -7-


forcement Notice, the Majority Secured Party shall have the exclusive right to direct the Collateral Agent to commence Enforcement and, to the extent such direction is so given, shall thereafter have the exclusive right to direct the Collateral Agent in the management, exercise and performance of the Enforcement. To the extent such direction is not given by such Majority Secured Party within such 45 day period, the Minority Secured Party may direct the Collateral Agent to commence Enforcement and shall thereafter have the exclusive right to direct the Collateral Agent in the management, exercise and performance of the Enforcement. Any Secured Party directing the Collateral Agent pursuant to this
Section 3.02(b) (the "Lead Secured Party") shall use reasonable judgment and efforts to maximize the proceeds from the Enforcement for the benefit of the Secured Parties and each holder of Outstanding Obligations and shall pursue Enforcement in a commercially reasonable, expeditious manner. All actions by the Collateral Agent pursuant to this Section 3.02(b) shall be subject to the provisions of Article V and Section 7.03.

            (c) Subject to the provisions of Section 3.02(b), Article V and
Section 7.03, the Collateral Agent shall take any action, including any Voting Action, under or with respect to the Master Pledge Agreement that is requested by the Required Secured Parties and which is not inconsistent with or contrary to the provisions of this Agreement or the Master Pledge Agreement. The Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Master Pledge Agreement or otherwise as it shall deem to be in the best interests of the Secured Parties in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Secured Parties; provided, however, that, except as provided in paragraph (d) below or the last sentence of Section 5.03(c), in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Lead Secured Party, the Collateral Agent shall not foreclose any Lien on the Collateral or exercise any other remedies available to it under the Master Pledge Agreement with respect to the Collateral or any part thereof.

            (d) Notwithstanding paragraph (b) above, if the Collateral Agent has requested instructions from the Majority Secured Party at a time when an Enforcement Notice shall be outstanding and the Majority Secured Party has not responded to such request within 45 days thereafter, the Collateral Agent may request instructions from the Minority Secured Party. If the Minority Secured Party has not responded to such request within 45 days thereafter, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Master Pledge Agreement, including any Enforcement, as the Collateral Agent, in good faith, shall determine to be in the interests of the Secured Parties and to maximize both the value of the Collateral and the present value of the recovery by each of the Secured Parties on the Outstanding Obligations; provided, however, that, if instructions are thereafter received from the Lead Secured Party, then the actions of the Collateral Agent shall be subject to paragraph (b) above.

            SECTION 3.03. Meetings; Voting. (a) When the Collateral Agent receives an Enforcement Notice, the Collateral Agent shall give prompt notice thereof to the Administrative Agent and Indenture Trustee and, upon the request of the Administrative Agent or the Indenture Trustee, shall schedule a meeting of all Secured Parties to be held at the offices of the Collateral Agent, or another location in New York, New York specified by the Collateral Agent, and any Secured Party may participate via telephone. Without limiting Section 3.02(b), at such meeting the Secured Parties shall consult with one another in an attempt to determine a mutually acceptable course of conduct regarding the Issuers and the Subsidiaries, the collection of the Outstanding Obligations and the exercise of rights and remedies under the Master Pledge Agreement.

            (b) The Collateral Agent shall notify the Administrative Agent and the Indenture Trustee whenever it is necessary to take any Voting Action. Upon receipt of such notice, the Administrative Agent and the Indenture Trustee, as applicable, shall (i) notify each Credit Agreement Party and Senior Note Creditor entitled to participate in such proposed Voting Action, (ii) collect instructions from such Credit Agreement Parties and Senior Note Creditors regarding such Voting Action and (iii) notify all Credit Agreement Parties and Senior

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                                      -8-


Note Creditors of the results of such Voting Action. Nothing in this Section 3.03(b) shall be construed to limit the Lead Secured Party's rights pursuant to
Section 3.02(b).

            SECTION 3.04. Records. The Collateral Agent shall maintain records regarding Voting Actions, determinations of the amounts of the Outstanding Obligations and Voting Obligations for any purpose, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any Secured Party upon request.

                                   ARTICLE IV

               PROCEEDS RECEIVED UNDER THE MASTER PLEDGE AGREEMENT

            SECTION 4.01. Collateral Accounts. (a) The Collateral Agent shall establish and maintain at its principal banking office in New York City three accounts into which it shall (except as otherwise explicitly provided in the Master Pledge Agreement) deposit all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Collateral upon an Event of Default, including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to the Master Pledge Agreement. One of the three accounts referred to in the preceding sentence shall be established and maintained for the benefit of the Credit Agreement Parties in respect of the Outstanding Credit Agreement Obligations (the "Credit Agreement Collateral Account"), the second account shall be established and maintained for the benefit of the Senior Note Creditors (the "Senior Note Collateral Account") and the third such account shall be established and maintained for the benefit of the L/C Parties (the "Letter of Credit Collateral Account" and, together with the Credit Agreement Collateral Account and the Senior Note Collateral Account, the "Collateral Accounts"). All amounts deposited in the respective Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the Master Pledge Agreement, it being understood that any such amounts may be released to the Issuers to the extent required by the Master Pledge Agreement (any amounts so released to be released from the respective Collateral Accounts pro rata in accordance with the aggregate amounts deposited in such accounts during the term of this Agreement; provided, however, that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) below). None of the Issuers or the Guarantors shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts.

            (b) Except as set forth in paragraphs (d) and (g) below, all amounts that the Collateral Agent is required at any time to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated as among, and deposited in, the Credit Agreement Collateral Account and the Senior Note Collateral Account pro rata in accordance with the aggregate amount of Outstanding Credit Agreement Obligations and Outstanding Senior Note Obligations.

            (c) The Collateral Agent shall establish sub-accounts in the Letter of Credit Collateral Account with respect to each outstanding Letter of Credit. All amounts deposited in the Letter of Credit Collateral Account shall be allocated among, and deposited in, the respective sub-accounts therein pro rata in accordance with the Unfunded L/C Exposure with respect to the related Letters of Credit. If, on or after the date on which any funds are deposited in the Letter of Credit Collateral Account pursuant to paragraph (b) above, any Letter of Credit is drawn upon by the beneficiary thereof, the Collateral Agent shall, upon the written request of the Administrative Agent, apply any funds in the sub-account with respect to such Letter of Credit to the reimbursement of such L/C Disbursement as if such reimbursement were being made by the Borrowers pursuant to the Credit

Agreement (but not in an amount in excess of the amount of such drawing plus accrued and unpaid interest thereon from the date of draw to the date of payment).

            (d) At the time of any expiration or cancellation of any outstanding Letter of Credit, or any other reduction in the amount of Unfunded L/C Exposure thereunder (other than as a result of an L/C Disbursement), the amount of funds in the sub-account with respect to such Letter of Credit (or, in the case of any partial reduction in the amount of Unfunded L/C Exposure thereunder, a pro rata portion of such funds) shall be released from such sub-account, and the funds so released shall be allocated among, and deposited in, the Credit Agreement Collateral Account, the Senior Note Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the aggregate amount of the Outstanding Credit Agreement Obligations, Outstanding Senior Note Obligations and Unfunded L/C Exposure, respectively, at such time.

            (e) The Collateral Agent shall have the right at any time and from time to time to apply any amounts in the Collateral Accounts to the payment of the reasonable out-of-pocket costs and expenses (including disbursements and, in the case of the Collateral Agent, reasonable attorney fees) incurred by the Collateral Agent, the Administrative Agent and the Indenture Trustee in administering and carrying out their respective obligations under this Agreement or the Master Pledge Agreement, in exercising or attempting to exercise any right or remedy hereunder or thereunder or in taking possession of, protecting, preserving or disposing of any item of Collateral, and all amounts against or for which the Collateral Agent, the Administrative Agent and the Indenture Trustee is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts that have theretofore been reimbursed) until all of such costs, expenses and amounts have been paid in full; provided, however, that any such application shall be allocated as among the Credit Agreement Collateral Account, the Letter of Credit Collateral Account (provided that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) above) and the Senior Note Collateral Account ratably in accordance with the aggregate amounts deposited in such Accounts during the term of this Agreement. The Collateral Agent shall reimburse any Credit Agreement Creditor or Senior Note Creditor, as the case may be, prior to applying any amounts in the Collateral Accounts pursuant to Section 4.02 for any and all losses with respect to any amounts expended with respect to any indemnity provided in accordance with Section 5.03(d) by such Credit Agreement Creditor or Senior Note Creditor by application of funds in the Collateral Accounts in the same manner as provided in the proviso to the preceding sentence.

            (f) For purposes of determining allocations and deposits of funds (but not distributions of funds) pursuant to this Section 4.01 and Section 4.02, any Outstanding Obligations shall be deemed to be reduced by the amount, if any, held by the Collateral Agent in the Collateral Account (or sub-account therein) from which distributions are to be paid in respect of such Outstanding Obligations.

            (g) If, at any time that the Collateral Agent receives any amounts to be deposited in the Collateral Accounts, any portion of the Outstanding Obligations consists of out-of-pocket costs and expenses (including attorney fees and disbursements) or other claims in respect of any indemnification or expense reimbursement obligations of any of the Parent Guarantor, the Company or the Subsidiaries under any of the Senior Credit Documents (collectively, "Reimbursement Obligations"), then, prior to allocating such amounts among the Collateral Accounts, the Collateral Agent shall, to the extent it shall have received notice of such Reimbursement Obligations, apply such amounts to pay such Reimbursement Obligations (pro rata among such Reimbursement Obligations, in the event that the amount to be so applied is insufficient to pay all such Reimbursement Obligations in full); provided, however, that the aggregate cumulative amount applied pursuant to this paragraph (g) to pay Reimbursement Obligations to Secured Parties (other than the Collateral Agent or otherwise in respect of amounts referred to in paragraph (e) above) shall not exceed $2,000,000.

            SECTION 4.02. Application of Proceeds. (a) Amounts deposited in the Credit Agreement Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Credit Agreement Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Parties and other fees and expenses of the Administrative Agent;

            Second, to the Credit Agreement Parties in respect of the Outstanding Credit Agreement Obligations pro rata in accordance with the aggregate amounts of the Outstanding Credit Agreement Obligations at such time, until the Outstanding Credit Agreement Obligations shall have been paid in full;

            Third, if there is any Unfunded L/C Exposure to the Letter of Credit Collateral Account in an amount equal to such Unfunded L/C Exposure;

            Fourth, if there are any Outstanding Senior Note Obligations to the Senior Note Collateral Account in an amount equal to such outstanding Senior Note Obligations; and

            Fifth, the balance, if any, to the Company or such other person or persons as shall be entitled thereto.

            (b) Amounts deposited in the Senior Note Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Senior Note Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Senior Note Creditors and other fees and expenses of the Indenture Trustee;

            Second, to the Senior Note Creditors pro rata in accordance with the aggregate amounts of the Outstanding Senior Note Obligations at such time, until the Outstanding Senior Note Obligations shall have been paid in full;

            Third, if there are any Outstanding Credit Agreement Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement), or if there is any Unfunded L/C Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Credit Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            Fourth, the balance, if any, to the Company or such other person or persons as shall be entitled thereto.

            (c) All amounts deposited in any sub-account in the Letter of Credit Collateral Account shall be applied as provided in Sections 4.01(c) and (d).

            (d) Each Secured Party agrees that, notwithstanding any provision of this Agreement or the other Senior Credit Documents, any sums and amounts received by such Secured Party pursuant to this Section 4.02 shall be applied to the payment of its Outstanding Obligations as follows: first, to the payment of all Outstanding Obligations owed to such Secured Party, other than principal, premium, interest and obligations in respect of reimbursement of L/C Disbursements; second, to the payment of all Outstanding Obligations owed to such Secured Party consisting of accrued interest; and third, to the payment of all Outstanding Obligations owed to such Secured Party consisting of principal, premium and obligations in respect of reimbursement of L/C Disbursements.

            SECTION 4.03. Time of Payments. Unless the Collateral Agent shall have received written instructions from the Required Secured Parties as to the times at which any amounts are to be distributed pursuant to Section 4.02, all distributions under Section 4.02 shall be made at such times and as promptly as the Collateral Agent shall determine to be reasonable and practicable under the circumstances, subject to Section 4.04; provided, however, that any distributions from the Credit Agreement Collateral Account and the Senior Note Collateral Account shall be made substantially simultaneously.

            SECTION 4.04. Application of Amounts Not Distributable. If the Administrative Agent or Indenture Trustee shall inform the Collateral Agent that there is no provision under the Credit Agreement or the Indenture, as the case may be, for the application of amounts that are to be distributed to the parties to the Credit Agreement or the Indenture pursuant to Section 4.02 (whether by virtue of the applicable Outstanding Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Collateral Agent shall invest the amounts in the applicable Collateral Account in investments permitted by
Section 4.05 and shall hold such amounts and all proceeds of such investments in such Collateral Account for the benefit of such Secured Party until the Administrative Agent or Indenture Trustee, as the case may be, shall request the delivery thereof by the Collateral Agent for application against such Outstanding Obligations or shall notify the Collateral Agent that such Outstanding Obligations have been paid in full.

            SECTION 4.05. Investment of Amounts in Collateral Accounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent the Collateral Agent deems practical) be invested by the Collateral Agent in Permitted Investments. The Collateral Agent shall, to the extent that the timing of distributions to be made from any Collateral Account is known or can be reasonably anticipated, select Permitted Investments for such Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral Account. The Collateral Agent shall not discriminate between Collateral Accounts in the selection of Permitted Investments; provided, however, that the foregoing shall not be construed to prevent the selection of longer-term investments for the Letter of Credit Collateral Account if distributions from such Account are expected to be made at a later date than distributions from the other Collateral Accounts and the Administrative Agent has notified the Collateral Agent of such later distribution. The Collateral Agent shall not be liable for any loss resulting from any investment made in accordance with the provisions of this
Section 4.05, except to the extent such loss was the result of the Collateral Agent's gross negligence or willful misconduct.

                                    ARTICLE V

                         CONCERNING THE COLLATERAL AGENT

            SECTION 5.01. Appointment of Collateral Agent. Each of the Secured Parties appoints United States Trust Company of New York to act as Collateral Agent pursuant to the terms of the Master Pledge Agreement and this Agreement and authorizes the Collateral Agent to execute the Master Pledge Agreement in the name of and for the benefit of the Secured Parties, and United States Trust Company of New York agrees to act as Collateral Agent for such Secured Parties, pursuant to the terms of the Master Pledge Agreement and this Agreement.

            SECTION 5.02. Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Senior Credit Document, except for those expressly made by it herein or therein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Pledgors in and to the Collateral, as to the security afforded by this Agreement or the Master Pledge Agreement or, except as expressly set forth in Article VI, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Senior Credit Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to any of the Issuers, the Guarantors or the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession or control substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any of the Issuers or the Guarantors of any of the covenants or agreements contained herein or in the other Senior Credit Documents. Neither the Collateral Agent nor any agent thereof shall be liable for any action taken or omitted to be taken by any such person in connection with this Agreement or the Master Pledge Agreement except for its or such person's own gross negligence or willful misconduct. Neither the Collateral Agent nor any agent thereof shall be liable for any action taken by it or any such person in accordance with any notice given by the requisite number of Secured Parties hereunder entitled to give such notice, even if, at the time such action is taken by it or any such person, the Secured Parties that gave the notice to take such action are no longer Secured Parties and the Collateral Agent has not received written notice of such fact. The Collateral Agent may execute any of the powers granted under this Agreement or the Master Pledge Agreement and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

            SECTION 5.03. Reliance by Collateral Agent; Indemnity Against Liabilities; etc. (a) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in good faith in accordance with any advice of such counsel to the extent the Collateral Agent exercised reasonable care in good faith in the selection of such counsel and such advice or opinion is within the scope of such counsel's professional competence. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

            (b) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document that it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct or actual notice to the contrary, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent pursuant to this Agreement.

            (c) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received an Enforcement Notice or a notice from any of the Issuers or the Guarantors to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. The Collateral Agent may (but shall not be obligated to) take action hereunder on the basis of an Event of Default of the type specified in Section 13.1(g) or (h) of the Credit Agreement or clause (k) or (1) of Section 6.1 of the Indenture, regardless of whether the Collateral Agent has received an Enforcement Notice; provided, however, that any such action taken by the Collateral Agent without direction from the Required Secured Parties or Lead Secured Party, as applicable, shall be limited to actions that the Collateral Agent determines to be necessary to protect and preserve the Collateral and the rights of the Secured Parties.

            (d) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

            SECTION 5.04. Resignation of the Collateral Agent. The Collateral Agent may at any time, by giving 30 days' prior written notice to the Issuers and each Secured Party, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the earlier of (i) the acceptance of the appointment of a successor pursuant to the next sentence of this Section 5.04 or (ii) the appointment of a successor by the Required Secured Parties (or, if a Co-Collateral Agent has been appointed pursuant to Section 5.06, then by the holders of a majority of the Voting Senior Note Obligations) and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (ii) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Secured Parties (or the holders of a majority of the Voting Senior Note Obligations, as applicable) as above provided or may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder.

            SECTION 5.05. Expenses and Indemnification by Issuers. By countersigning this Agreement, the Issuers agree (i) to reimburse each of the Collateral Agent, the Administrative Agent and the Indenture Trustee, on demand, for any reasonable expenses incurred by such person, including reasonable (1) counsel fees, (2) other charges and (3) disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or the Master Pledge Agreement or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent, the Administrative Agent and the Indenture Trustee and the Secured Parties under this Agreement and the Master Pledge Agreement and (ii) to indemnify and hold harmless the Collateral Agent, the Administrative Agent and the Indenture Trustee and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee"), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent, the Administrative Agent and the Indenture Trustee in their respective capacities or any of them in any way relating to or arising out of this Agreement or the Master Pledge Agreement or any action taken or omitted by them under this Agreement or the Master Pledge Agreement; provided, however, that the Issuers shall not be liable to any Indemnitee for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            SECTION 5.06. Co-Collateral Agent. (a) If an Event of Default has occurred, the Required Lenders may, by notice to the Collateral Agent, appoint a co-collateral agent (a "Co-Collateral Agent"), which shall be an institution that would otherwise qualify as a successor Collateral Agent. Except as set forth below, any Co-Collateral Agent so appointed shall have all the rights, powers, duties and obligations of the Collateral Agent. Upon the appointment of a Co-Collateral Agent, except as expressly provided below, all rights, powers, duties and obligations of the Collateral Agent hereunder shall be exercised and performed jointly by the Collateral Agent and the Co-Collateral Agent (or by one of such Agents with the consent of the other). The Collateral Agent shall execute and deliver all such instruments and agreements as shall be necessary or proper to provide to any Co-Collateral Agent joint rights and powers with respect to the Collateral.

            (b) Any Co-Collateral Agent shall, to the extent permitted by law, be appointed and act as such, subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent; and

            (ii) all other rights, powers, duties and obligations conferred upon the Collateral Agent or the Co-Collateral Agent shall be exercised jointly by the Co-Collateral Agent and the Collateral Agent (or by one of such Agents with the consent of the other).

            (c) Neither the Collateral Agent nor the Co-Collateral Agent shall be liable by reason of any act or omission of the other.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            Each of the Collateral Agent, the Administrative Agent and the Indenture Trustee represents and warrants to the other parties hereto that (i) the execution, delivery and performance of this Agreement (1) have been duly authorized by all requisite corporate action on its part and (2) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law and (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

            The Collateral Agent represents and warrants to the Secured Parties that:

            (a) the Collateral Agent is a bank and trust company duly organized under the laws of the State of New York, and has all requisite corporate power and authority to enter into and perform its obligations under the Master Pledge Agreement;

            (b) the execution, delivery and performance by the Collateral Agent of the Master Pledge Agreement to which it is a party have been duly and validly authorized by all necessary corporate action on the part of the Collateral Agent;

            (c) neither the execution and delivery by the Collateral Agent of the Master Pledge Agreement nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the

      Collateral Agent with any of the respective terms or provisions hereof or thereof, nor the performance by the Collateral Agent of its obligations hereunder or thereunder, will contravene the charter or by-laws of the Collateral Agent or any law, judgment, rule, regulation or order of the United States of America or the State of New York regulating the banking or trust business of the Collateral Agent;

            (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or public body or authority of the United Sates or of the State of New York is required to be obtained by the Collateral Agent for its execution and delivery by the Collateral Agent of this Agreement or the Master Pledge Agreement; and

            (e) the Master Pledge Agreement has been duly executed and delivered by a duly authorized officer of the Collateral Agent and constitutes the legal, valid and binding obligation of the Collateral Agent.

                                   ARTICLE VII

                           INTERCREDITOR ARRANGEMENTS

            SECTION 7.01. Security Interests. The Collateral Agent and each of the Secured Parties hereby agree that the liens and security interests granted to the Collateral Agent under the Master Pledge Agreement shall be treated, as among the Secured Parties, as having equal priority and shall at all times be shared by the Secured Parties as provided herein. Nothing contained in this Agreement shall be construed to affect any of the Secured Parties' rights with respect to any collateral other than the Collateral.

            SECTION 7.02. Turnover of Collateral and Certain Payments. If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom other than pursuant to the terms of this Agreement, then such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, no Secured Party shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Outstanding Obligation paid or prepaid by the Issuers to it (and not obtained by it through any sale of or other realization upon any Collateral or by enforcement of its rights as provided herein and in the Master Pledge Agreement) in accordance with the terms of the Credit Agreement or the Indenture, as applicable.

            SECTION 7.03. Release of Collateral. (a) Upon the satisfaction of the provisions of the Credit Agreement and the Indenture that permit any Collateral to be released, such Collateral shall be released upon the receipt of evidence required by the Credit Agreement and the Indenture and satisfactory to the Collateral Agent that such provisions have been satisfied in full (and, if such release is made in connection with the sale, transfer or other disposition of the Collateral, the proceeds of such transaction have been or will be applied to repay or prepay Outstanding Obligations to the extent required by the Credit Agreement and the Indenture).

            (b) Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 3.02 and such release shall not require any approval under this Section 7.03.

            (c) The Secured Parties hereby authorize the Collateral Agent to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this
Section 7.03.

            SECTION 7.04. Purchase of Collateral. Any Secured Party may purchase Collateral at any public sale of such Collateral pursuant to the Master Pledge Agreement and may make payment on account thereof by using any Outstanding Obligation then due and payable to such Secured Party from the person that granted a security interest in such Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Required Lenders and holders of a majority of the Voting Senior Note Obligations.

            SECTION 7.05. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other actions, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Issuers which, by countersigning this Agreement, agree to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem reasonably necessary, this Agreement or such other documents or instruments.

                                  ARTICLE VIII

                     APPROVAL BY THE ISSUERS AND GUARANTORS

            By countersigning the Agreement, each of the Issuers and the Guarantors although not a party hereto, acknowledges and consents to and agrees to perform and be bound by the provisions hereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. No Individual Action. No Secured Party may require the Collateral Agent to take or refrain from taking any action hereunder or under the Master Pledge Agreement or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

            SECTION 9.02. Successors and Assigns. (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Secured Parties and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement and the holders from time to time of the Senior Notes); provided, however, that, except as provided in the next sentence, no Credit Agreement Creditor or Senior Note Creditor may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Creditor or Senior Note Creditor under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the term "Credit Agreement Creditor" or "Senior Note Creditor" as used in this Agreement shall include, any assignee, transferee or successor of such Secured Party under the Credit Agreement or the Indenture, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to Section 19 of the Credit Agreement or a transfer of Senior Notes pursuant to Section 2.6 of the Indenture. Except as specifically set forth above and in paragraph (b) below, this Agreement is not intended to confer any benefit on, or create any obligation of the Collateral Agent or any Secured Party to, any of the Issuers or the Guarantors or any third party.

            (b) The provisions of Section 7.03 (and the provisions of this paragraph (b) and clause (c) of Section 9.06) are intended to confer a benefit upon the Issuers and the Guarantors shall be enforceable by the Issuers and the Guarantors.

            SECTION 9.03. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as provided in Section 5.01 of the Master Pledge Agreement. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.03 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.03.

            SECTION 9.04. Termination. (a) This Agreement shall terminate automatically upon the indefeasible payment in full of the Outstanding Credit Agreement Obligations or the Outstanding Senior Note Obligations; provided, however, that (i) Articles I, II, III, IV, V, VIII and IX, and Sections 7.01,
7.02 and 7.03, shall survive, and remain operative and in full force and effect, as long as there are any Outstanding Obligations that are secured by the Master Pledge Agreement and (ii) this Section 9.04 and Sections 5.05, 5.06 and 9.05 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

            SECTION 9.05. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.06. Modification of Agreement. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and holders of a majority of the Voting Senior Note Obligations; provided, however, that (i) no such modification or amendment shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under the Master Pledge Agreement or expand its duties hereunder or under the Master Pledge Agreement, without the prior written consent of the Collateral Agent, (ii) no such modification or amendment shall modify any provision hereof that is intended to provide for the equal and ratable security of all Outstanding Obligations without the prior written consent of all Secured Parties, (iii) no such modification or amendment shall be made to Section 5.05 or 7.03 or to the definition of the term "Required Secured Parties" for purposes of such Sections, or to Section 9.02(b) or to this clause
(iii), without the prior written consent of the Issuers, the Parent Guarantor and the Guarantors and (iv) no such modification or amendment shall change the definition of the term "Required Secured Parties" or this Section or Sections
7.02 or 7.03 without the prior written consent of all Secured Parties. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 9.07. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

            SECTION 9.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.10. Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

            SECTION 9.11. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Senior Credit Document, the provisions of this Agreement shall be controlling, except as otherwise required by law.

            IN WITNESS WHEREOF, the Collateral Agent, the Administrative Agent and the Indenture Trustee have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        UNITED STATES TRUST COMPANY OF NEW YORK, as Indenture Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BANKBOSTON, N.A.,as Administrative Agent

                                        By:_____________________________________
                                           Name:
                                           Title:

ACCEPTED AND AGREED:

REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC,

By:   ___________________________________
      Name:
      Title:

RTI CAPITAL CORP.

By:   ___________________________________
      Name:
      Title:

REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC,

By:   ___________________________________
      Name:
      Title:

BLISS & LAUGHLIN, LLC

By:   ___________________________________
      Name:
      Title:

CANADIAN DRAWN STEEL COMPANY INC.

By:   ___________________________________
      Name:
      Title:

NIMISHILLEN & TUSCARAWAS, LLC

By:   ___________________________________
      Name:
      Title: